Exhibit 4.10

CAPITAL ONE MASTER TRUST

FIRST AMENDMENT TO

TRANSFER AND ADMINISTRATION AGREEMENT

This FIRST AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of March 1, 2008 (the “Amendment”), to the Transfer and Administration Agreement, dated as of October 9, 2002 (the “Agreement”), is entered into by and among CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, a national banking association (the “Bank”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, effective March 1, 2008, Capital One Bank has been converted into and has become the Bank;

WHEREAS, by operation of law on March 1, 2008, all of the assets and rights of Capital One Bank have become vested in the Bank, and the Bank has assumed all of the liabilities and obligations of Capital One Bank;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) the first paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“THIS TRANSFER AND ADMINISTRATION AGREEMENT among CAPITAL ONE MULTI-ASSET EXECUTION TRUST (the “Issuer”), CAPITAL ONE FUNDING, LLC, as transferor (in such capacity, “Transferor”), CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION (“Capital One Bank”), as administrator (in such capacity, the “Administrator”) and THE BANK OF NEW YORK, as indenture trustee (in such capacity, the “Indenture Trustee”), is made and entered into as of October 9, 2002.”

(b) by deleting in Section 9.03(b) the phrase “Capital One Bank, in care of Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102” and replacing it with “Capital One Bank (USA), National Association, in care of Capital One Services, Inc., 4851 Cox Road, Glen Allen, Virginia 23060.”

ARTICLE II

ASSIGNMENT AND ASSUMPTION

Section 2.01. Assignment and Assumption of the Agreement. The Bank hereby confirms that it is bound by the Agreement, that it has assumed the performance of every liability and obligation of Capital One Bank under the Agreement and that all of Capital One Bank’s right, title and interest in, to and under the Agreement has been vested in the Bank by operation of law. For the avoidance of doubt, the Bank hereby expressly assumes the performance of every covenant and obligation of the Servicer under the Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Effectiveness. The amendments and assignments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) delivery of a Master Trust Tax Opinion, pursuant to subsection 9.01(a) of the Agreement;

(b) delivery of an Issuer Tax Opinion, pursuant to subsection 9.01(a) of the Agreement;

(c) delivery of written confirmation from each Rating Agency that this Amendment will not have a Ratings Effect;

(d) delivery of an Officer’s Certificate, from the Transferor to the Indenture Trustee and Owner Trustee, to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, delivered pursuant to subsection 9.01(a) of the Agreement;

(e) counterparts of this Amendment duly executed by the parties hereto; and

(f) Capital One Bank has been converted into and has become the Bank.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments and assignments provided for herein.

Section 4.02. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and assignment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended and assigned by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 4.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 4.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement. All Section or Subsection references herein shall mean Sections or Subsections of the Agreement, except as otherwise provided herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Vice President, Treasury

CAPITAL ONE FUNDING, LLC

By:	/s/ Robert Stradtman
Name:	Robert Stradtman
Title:	Assistant Vice President

CAPITAL ONE MULTI-ASSET EXECUTION NOTE TRUST

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Catherine M. Hughes
Name:	Catherine M. Hughes
Title:	Assistant Vice President

[Signature Page to First Amendment to Transfer and Administration Agreement]